Exhibit 10.3

TERM NOTE

$6,000,000.00	Worcester, Massachusetts December 30, 2013

FOR VALUE RECEIVED, the undersigned, WORLD ENERGY SOLUTIONS, INC., a Delaware corporation with its principal place of business at 100 Front Street, 20th Floor, Worcester, Massachusetts 01608 (the “Borrower”), hereby promises to pay to

COMMERCE BANK & TRUST COMPANY,

a Massachusetts banking corporation (the “Lender”), OR ORDER, at its office at 386 Main Street, Worcester, Massachusetts 01608, or such other place as the Lender may from time to time specify in writing, the principal sum of

SIX MILLION AND NO/100 DOLLARS ($6,000,000.00)

with interest on the unpaid principal until paid at the rate and in the manner hereinafter provided in lawful money of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

This Term Note is issued in conjunction with and secured as set forth in a Loan and Security Agreement dated as of even date herewith by and between the Borrower and the Bank (as may be amended from time to time, the “Agreement”), all the terms and conditions of which are incorporated herein by reference. No reference to the Agreement or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Term Note as herein provided. An Event of Default under the Agreement or under any of the Loan Documents shall also constitute an Event of Default hereunder. The occurrence of an Event of Default shall constitute a default (beyond any applicable grace or cure periods) under each other obligation of the Borrower to the Bank. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Term Note computed on the basis of the actual number of days elapsed over a year assumed to have three hundred sixty (360) days, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged.

The unpaid principal of this Term Note from time to time outstanding shall bear interest at the applicable rate per annum (the “Note Rate”), in accordance with the provisions of this Term Note, as follows:

(a) From the date of this Term Note through and including June 30, 2014, at a fluctuating rate per annum equal to the aggregate of (i) the Prime Rate plus (ii) two and three-quarters percent (2.75%); and

(b) Commencing July 1, 2014 through and including the Maturity Date hereinafter defined, at a fluctuating rate per annum equal to the aggregate of (i) the Prime Rate plus (ii) the Applicable Margin (calculated as set forth below).

The “Applicable Margin” shall mean that percentage determined by calculation of the Lender to be the ratio of Actual EBITDA to Projected EBITDA as of each semi-annual fiscal period commencing on the semi-annual period ending on June 30, 2014, as follows:

Ratio of Actual EBITDA to Projected EBITDA	Applicable Margin -

greater than 1.5 to 1.0	2.25%

equal to or greater than 1.25 to 1.0, but less than 1.50 to 1.0	2.50%

less than 1.25 to 1.0	2.75%

Interest hereunder shall be payable monthly in arrears commencing one (1) month from the date of this Term Note and continuing to be due and payable on the same day of each succeeding month. Commencing seven (7) months from the date hereof and continuing on the same day of each succeeding month through the Maturity Date hereinafter defined, principal and interest at the Note Rate shall be payable in monthly amounts set forth on an amortization schedule prepared by the Lender to reflect any adjustment in the Note Rate and providing for repayment of the indebtedness due on this Term Note at the then current Note Rate over a sixty (60) month term commencing as of July 1, 2014.

Such monthly payments shall continue until the entire indebtedness evidenced by this Term Note is fully paid; provided, however, if not sooner paid, the entire indebtedness hereunder shall be due and payable five (5) years from the date hereof (the “Maturity Date”) without notice or demand of any kind.

The Borrower shall have the privilege of prepaying all or any part of the unpaid principal balance of this Term Note at any time without premium.

If the entire amount of any required principal and/or interest is not paid in full within fifteen (15) days after the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5.00%) of the required payment. Such late charge payments are made for the purpose of compensating the Lender for its administrative, costs and expenses in handling late payments and losses in connection therewith. This provision is not intended to provide a grace period for any payment otherwise due and payable and shall not constitute a waiver by the Lender to insist upon the strict performance of any of the Borrower’s covenants or agreements with, or obligations to, the Lender or to declare an Event of Default for any payment not made when it was due and payable.

All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that during the continuance of an Event of Default, payments will be applied to the obligations of the Borrower to the Lender as the Lender shall determine in its sole discretion.

Upon the occurrence and during the continuance of an Event of Default (whether or not the Lender has accelerated payment of this Term Note), or after the Maturity Date or after judgment has been rendered on this Term Note, the unpaid principal of this Term Note, including interest, fees or costs which are not paid when due, will, at the option of the Lender, bear interest at a rate which is five percent (5.00%) per annum greater than the Note Rate (the “Default Rate”). This may result in compounding of interest. This will not constitute a waiver of any Event of Default.

At its option, and at any time, whether immediately or otherwise, upon the occurrence and during the continuance of an Event of Default, the Lender may declare this Term Note immediately due and payable without further action of any kind including notice, further demand or presentment.

The Borrower and any guarantor hereby grant to the Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender and its successors and assigns, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Term Note. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS TERM NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER AND ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

The Borrower shall pay on demand all reasonable expenses of the Lender in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Lender’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with this Term Note or any collateral therefor, and the amount of all such expenses, if not paid within thirty (30) days, shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an obligation secured by any collateral.

The Borrower and each guarantor, endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Term Note severally agree, by making, guaranteeing or endorsing this Term Note or by making any agreement to pay any of the indebtedness evidenced by this Term Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Term Note, and consent without notice or further assent (a) to the substitution, exchange, or release of the collateral securing this Term Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security or other guarantors of this Term Note, (c) to the modification or amendment at any time, and from time to time, of this Term Note, the Agreement and any other instrument securing this Term Note, at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of this Term Note or for the performance of the agreements, covenants, and conditions contained in this Term Note, the Agreement or any instrument securing this Term Note, at the request of any other person liable hereon; and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

This Term Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Borrower agrees that any suit for the enforcement of this Term Note may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS TERM NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERM NOTE, THE AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER FINANCING INSTRUMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR WITH THE AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATED HERETO, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOANS EVIDENCED BY THIS TERM NOTE OR ENFORCEMENT OF THE AGREEMENT, THE LOAN DOCUMENTS OR ANY SUCH FINANCING INSTRUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION

TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS TERM NOTE AND MAKE THE LOANS EVIDENCED BY THIS TERM NOTE AND THE AGREEMENT.

This Term Note shall be the joint and several obligation of the Borrower and all sureties, guarantors and endorsers, and shall be binding upon them and their respective successors and assigns and each or any of them.

This Term Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

This Term Note, the Agreement and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Term Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Term Note, the Agreement and the Loan Documents and no party is relying on any promise, agreement or understanding not set forth in this Term Note, the Agreement and the Loan Documents. This Term Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Lender.

No portion of the proceeds of this Term Note shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of this Term Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Term Note or other security document, the Borrower will issue, in lieu thereof, a replacement Term Note or other security document in the same principal amount thereof and otherwise of like tenor.

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

WORLD ENERGY SOLUTIONS, INC.

/s/	By:	/s/ James Parslow
Witness	Name:	James Parslow
	Title:	Chief Financial Officer and Treasurer